Exhibit 99.1

Aethlon Medical and Exosome Sciences Announce Brain Research Discoveries

Discoveries Could Have Implications in the Diagnosis, Monitoring and Treatment of Alzheimer’s Disease, Chronic Traumatic Encephalopathy and Traumatic Brain Injury

SAN DIEGO – March 5, 2014 – Aethlon Medical, Inc. (OTCQX:AEMD), and its diagnostic subsidiary, Exosome Sciences, Inc. (ESI), announced today that its researchers have successfully isolated brain-specific biomarkers associated with a variety of neurodegenerative disorders. The discoveries could have implications in the diagnosis, monitoring and treatment of Alzheimer’s Disease (AD), Chronic Traumatic Encephalopathy (CTE) and Traumatic Brain Injury (TBI).  Aethlon Medical develops therapeutic filtration devices to address infectious disease, cancer and other life-threatening conditions.  ESI develops exosome-based solutions to diagnose and monitor acute and chronic conditions.

The research studies provided evidence that exosomes can serve as a "liquid biopsy" to diagnose neurologic conditions. While exosomes from the central nervous system have previously been identified in the cerebrospinal fluid, the Aethlon-ESI study identified exosomes carrying brain-specific markers tau, beta-amyloid, glycoprotein A2B5 and S100B protein in the peripheral circulation of affected individuals. The discoveries provide a basis for an exosome-based platform that could enable the simultaneous identification of multiple brain specific markers that are transported across the blood-brain barrier and into the circulatory system.

CTE is a progressive degenerative disease, which at present can only be definitively diagnosed postmortem.  CTE has been most commonly found at autopsy in former professional football players and has also been demonstrated to be prevalent in soldiers exposed to blast injury.  The hallmark of CTE is the accumulation of tau, an abnormal protein that strangles brains cells in areas that control memory, emotions and other functions. TBI or repetitive brain trauma, including concussions and sub-concussive blows to the head contribute to the onset of CTE.

AD is the most common form of dementia.  There is no cure for the disease, which worsens as it progresses, and eventually leads to death.  Beta-amyloid plaques and neurofibrillary tangles have long been recognized as a common pathologic hallmark of AD.  In 2010, it was estimated that 36 million people worldwide were living with AD.

"This advancement represents a new paradigm for brain injuries. In addition to providing definitive diagnosis, the proteomic and transcriptomic characterization of exosomes isolated specifically from the brain will provide a window into the molecular mechanisms underlying acute and chronic brain injuries," stated ESI Chief Scientific Officer, Dr. Douglas Taylor.

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As a result of the discoveries, brain-derived exosomes can be specifically isolated and the protein and RNA cargoes identified.  In studies of brain tissue, specific RNAs have been associated with development of neurological disorders, contributing to the onset and progression of brain injuries. Exosomal RNA and protein cargoes represent surrogates to brain biopsies and have utility as stable, clinically accessible biomarkers for brain injury detection, stratification of patients and therapeutic outcomes.

"With the exosome-based technologies developed by our group, we are at the verge of breakthroughs for the management and treatment of brain injuries and diseases that have been associated with disability and death," stated Dr. Cicek Gercel-Taylor, Clinical Research Director at ESI.

Circulating biomarkers have been proposed for the definitive diagnosis and monitoring treatment of brain injuries. The approach would enable diagnosing the condition, identifying processes that are difficult to image, monitoring responses to interventions, and predicting those who are at risk for long-term neurologic consequences. However, circulating biomarkers such as free protein and nucleic acids are extremely unstable in circulation, thus a high steady-state must be reached for detection, which is generally not observed except in severe cases. To circumvent these issues, exosome-associated biomarkers can be utilized as they are stable and detectable in the circulation.

"An exosome-based liquid biopsy that could identify the early onset of Alzheimer’s disease or CTE in a living person may also unlock the ability to monitor disease progression and set the stage for new therapeutic advances, which could include Aethlon Medical therapeutic devices," stated Jim Joyce, CEO of Aethlon Medical and Executive Chairman at Exosome Sciences.

Therapeutic Application and Patent Application

The development of a therapeutic device that targets selective elimination of circulating beta-amyloid and tau is supported by the "peripheral sink" theory, which postulates that the reduction of these particles from systemic circulation promotes deplaquing from the brain. Thus, inhibiting the continued progression of neurodegenerative processes. Aethlon and ESI further disclosed the subsequent filing of a provisional patent entitled, "Brain Specific Exosome Based Diagnostics and Extracorporeal Therapies."

About Aethlon Medical, Inc.

Aethlon Medical creates innovative medical devices to address life-threatening diseases. The Aethlon ADAPT™ (Adaptive Dialysis-like Affinity Platform Technology) establishes the basis for a new class of therapeutics that target the rapid elimination of disease enabling particles from the circulatory system of treated patients. The lead Aethlon ADAPT™ product is the Hemopurifier®, a device that addresses a broad-spectrum of viral pathogens as well as tumor-secreted exosomes that suppress the immune system of cancer patients. Aethlon is also operating under two government contracts with the Defense Advanced Research Projects Agency (DARPA) related the development of a medical device to reduce the incidence of sepsis. Exosome Sciences, Inc. is a majority owned Aethlon subsidiary that is advancing exosome-based strategies to diagnose and monitor cancer and infectious disease progression. Additional information can be found at www.AethlonMedical.com.

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About Exosome Sciences, Inc.

Exosome Sciences (ESI), a majority wholly owned subsidiary of Aethlon Medical, Inc., develops exosome-based solutions to improve identification and monitoring of acute and chronic conditions. Our candidate products are focused toward diagnostic advancements in the fields of oncology, infectious disease and brain injury. Exosomes represent an optimal diagnostic target as diseased or injured cells release these particles into body fluids such as urine, blood, saliva and cerebrospinal fluid where they can be accessed for analysis. Our exosome-based assays unlock the ability to identify proteomic and genomic alterations underlying a wide-range of pathologies, thus allowing for the introduction of novel non-invasive “liquid biopsies”. Additional information can be found at www.ExosomeSciences.com.

Certain statements herein may be forward-looking and involve risks and uncertainties.  Such forward-looking statements involve assumptions, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Aethlon Medical, Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such potential risks and uncertainties include, without limitation, that the ESI will not be able to commercialize its future products, that the FDA will not approve the initiation of the Company's existing or future clinical programs or provide market clearance of the company's products, future human studies whether revenue or non-revenue generating of the Aethlon ADAPT™ system or the Aethlon Hemopurifier® as an adjunct therapy to improve patient responsiveness to established cancer or hepatitis C therapies or as a standalone cancer or hepatitis C therapy, the Company's ability to raise capital when needed, the Company's ability to complete the development of its planned products, the Company's ability to manufacture its products either internally or through outside companies and provide its services, the impact of government regulations, patent protection on the Company's proprietary technology, the ability of the Company to meet the milestones contemplated in the DARPA contract, product liability exposure, uncertainty of market acceptance, competition, technological change, and other risk factors. In such instances, actual results could differ materially as a result of a variety of factors, including the risks associated with the effect of changing economic conditions and other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

James A. Joyce
Chairman and CEO
858.459.7800 x301
jj@aethlonmedical.com

Jim Frakes
Chief Financial Officer
858.459.7800 x300
jfrakes@aethlonmedical.com

Marc Robins
877.276.2467
mr@aethlonmedical.com

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